UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023 (July 20, 2023)

Commission File No. 1-9852

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9852	11-1797126

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 University Avenue, Westwood, Massachusetts 02090

(Address of Principal Executive Office) (Zip Code)

(Registrant’s telephone number, including area code: (781) 332-0700)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	CCF	NYSE American

Section 1 — Registrant’s Business and Operations

Item 1.01 – Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 21, 2023, Chase Corporation, a Massachusetts corporation (“Chase” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Formulations Parent Corporation, a Delaware corporation (“Parent”), Formulations Merger Sub Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company common stock, par value $0.10 per share (“Company Common Stock”) (other than shares of Company Common Stock (i) held by the Company as treasury stock or owned by Parent immediately prior to the Effective Time or (ii) held by any subsidiary of either the Company or Parent immediately prior to the Effective Time) issued and outstanding immediately prior to the Effective Time (other than shares held by any holder who is entitled to appraisal rights and has properly exercised such rights under Massachusetts law) will be converted into the right to receive $127.50 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time:

●	Each award of shares of Company Common Stock that is subject to time-based vesting conditions and that is outstanding immediately prior to the Effective Time (each, a “Company RSA”) will automatically become fully vested and will be canceled and converted into the right to receive the Merger Consideration, provided that, except as otherwise set forth in the schedules to the Merger Agreement, in the case of any Company RSA that is granted after the date of the Merger Agreement, such Company RSA will vest on a prorated basis, rather than in full (with the balance of such award forfeited and canceled for no consideration as of the Effective Time);
●	Each award of shares of Company Common Stock that is subject to performance-based vesting conditions and that is outstanding immediately prior to the Effective Time will automatically become fully vested and will be canceled and converted into the right to receive the Merger Consideration in respect of the number of shares of Company Common Stock issued and outstanding thereunder as of immediately prior to the Effective Time; and
●	Each stock option to purchase shares of Company Common Stock (whether or not vested) that is outstanding immediately prior to the Effective Time (each, a “Company Option”) will automatically become fully vested and be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such Company Option multiplied by (ii) the total number of shares of Company Common Stock issuable in respect of such Company Option (and, if the exercise price per share for such Company Option is equal to or greater than the Merger Consideration, such Company Option will be forfeited and canceled without consideration).

If the Merger is consummated, the Company’s securities will be delisted from the NYSE American and deregistered under the Securities Exchange Act of 1934 as promptly as practicable after the Effective Time.

The consummation of the Merger (the “Closing”) is subject to certain customary mutual conditions, including (i) the approval of the Company’s shareholders holding at least two thirds of the outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement, (ii) the expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the approvals, clearances or expiration of applicable waiting periods of the Merger, as applicable, under the antitrust and foreign investment laws of certain other jurisdictions, and (iii) the absence of any order, injunction, decree or law issued or enforced by any governmental authority of competent jurisdiction that prohibits, renders illegal or enjoins the consummation of the Merger. The obligation of each party to consummate the Merger is also conditioned upon (a) the accuracy of the representations and warranties of the other party as of the Closing (subject to customary materiality qualifiers), (b) compliance by the other party in all material respects with its pre-Closing obligations and covenants under the Merger Agreement and (c) in Parent’s case, the absence of a material adverse effect with respect to the Company.

The Company and Parent have each made customary representations, warranties and covenants in the Merger Agreement. Subject to certain exceptions, the Company has agreed, among other things, to covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the consummation of the Merger. In addition, subject to certain exceptions, the Company has agreed to covenants relating to (i) the submission of the Merger Agreement to the Company’s shareholders at a meeting thereof for approval, (ii) the recommendation by the board of directors of the Company (the “Board”) in favor of the adoption by the Company’s shareholders of the Merger Agreement and (iii) non-solicitation obligations of the Company relating to alternative acquisition proposals.

The Company is subject to customary “no-shop” restrictions on the Company’s ability to solicit alternative acquisition proposals, to furnish information to, and participate in discussions or negotiations with, third parties regarding any alternative acquisition proposals, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to furnish information to, and participate in discussions or negotiations with, third parties with respect to an alternative acquisition proposal if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such alternative acquisition proposal either (i) constitutes a superior proposal or (ii) would reasonably be expected to lead to a superior proposal, and that failure to engage in negotiations or discussions with such third parties would be inconsistent with its fiduciary duties.

Either the Company or Parent may terminate the Merger Agreement if (i) Parent and the Company agree by mutual written consent to do so, (ii) the Merger has not been consummated on or before April 21, 2024 (the “End Date”), (iii) any governmental authority of competent jurisdiction has issued an injunction or order prohibiting or preventing the Merger that is, or has become, final and non-appealable, (iv) the approval of the Company’s shareholders is not obtained at a meeting of the Company’s shareholders called for the purpose of adopting the Merger Agreement or (v) the other party breaches any representation, warranty or covenant that results in the failure of the related closing condition to be satisfied, subject to a cure period in certain circumstances. In addition, the Company may, under certain circumstances, terminate the Merger Agreement in order for the Company to enter concurrently into a definitive written agreement with respect to an unsolicited superior acquisition proposal, subject to the Company having first complied with its obligations under the “no-shop” provisions, including certain matching rights and other obligations set forth in the Merger Agreement. The Company may also terminate the Merger Agreement if all of the closing conditions have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), Parent, in violation of the terms of the Merger Agreement, fails to consummate the Merger in accordance with the terms thereof, and the Company has provided irrevocable written notice to Parent that the Company is prepared to consummate the Merger but Parent and Merger Sub fail to consummate the Merger in accordance with the Merger Agreement within 3 business days after delivery of such notice. Additionally, Parent may, under certain circumstances, terminate the Merger Agreement if the Board changes or adversely modifies its recommendation that the Company’s shareholders vote in favor of adopting the Merger Agreement.

If the Merger Agreement is terminated (i) by the Company in order for the Company to enter into a definitive written agreement with respect to an unsolicited superior acquisition proposal, (ii) by Parent because the Board changes or adversely modifies its recommendation that the Company’s shareholders vote in favor of adopting the Merger Agreement, or (iii) by (x) either party because the Merger has not been consummated on or before the End Date or approval of the Company’s shareholders was not obtained or (y) Parent in connection with the Company breaching its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied (subject to a cure period in certain circumstances), but only if, in the case of this clause (iii), an alternative acquisition proposal was previously publicly announced (or solely in the case of clause (y)) made to the Board) and, within 12 months after termination of the Merger Agreement, an acquisition transaction is entered into or consummated, then, in each case, the Company will be obligated to pay to Parent a one-time fee equal to $42 million in cash. The Merger

Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement under certain circumstances. Parent, Merger Sub and their affiliates’ collective liability for monetary damages for breaches of the Merger Agreement, the Limited Guarantees or Equity Commitment Letter (each, as defined below) are capped at $98 million.

In addition, an investment fund affiliated with Parent has delivered an equity commitment letter to Parent (the “Equity Commitment Letter”), pursuant to which, upon the terms and subject to the conditions set forth therein, such fund has committed to capitalize Parent at the closing of the Merger. The transaction is not subject to a financing condition.

An investment fund affiliated with Parent has provided a limited guarantee (the “Limited Guarantee”) with respect to any monetary damages to be paid by Parent to the Company, subject to the terms and conditions set forth in the Merger Agreement and the Limited Guarantee, including a cap on such investment fund’s liability of $98 million.

In addition, Adam Chase, Mary Chase, Peter Chase, including their affiliated trusts and Edward L. Chase Trust (together, the “Supporting Shareholders”), have entered into Voting Agreements (collectively, the “Voting Agreements”) pursuant to which such Supporting Shareholders agree, among other things, (i) to vote in favor of the approval of the Merger and the adoption of the Merger Agreement and (ii) in the case of Adam Chase, Mary Chase and Perter Chase only, to be bound by certain restrictions on hiring and soliciting employees and certain non-competition and non-disparagement obligations.

The Merger Agreement and the Voting Agreements and the above descriptions have been included to provide investors with information regarding each of their terms. They are not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about the Company or Parent included in their public reports filed with the SEC. The representations, warranties and covenants contained in the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee and the Voting Agreements were made only for purposes of the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee and the Voting Agreements, as applicable, and, as of specific dates, were solely for the benefit of the parties to the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee and the Voting Agreements, as applicable, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee and the Voting Agreements, as applicable, instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries or affiliates.

The foregoing description of the Merger Agreement, the Voting Agreements and the transactions contemplated thereby, including the Merger, does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement and Voting Agreements. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. Copies of the Voting Agreements are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Section 5 — Corporate Governance and Management

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 20, 2023, the Board determined that it was in the best interests of the Company and its shareholders to adopt, and did adopt, a by-law amendment (the “By-law Amendment”), effective immediately, entitled “Control Share Acquisitions.” The By-law Amendment provides that the provisions of Chapter 110D of the Massachusetts General Laws, Regulation of Control Share Acquisitions, shall not apply to control share acquisitions of the Company. A copy of the By-law Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 8 — Other Events

Item 8.01 – Other Events.

On July 21, 2023 the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press released is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Important Information For Investors And Shareholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed transaction between Chase and Parent. In connection with this proposed transaction, Chase may file one or more proxy statements or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement or other document Chase may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF CHASE ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to shareholders of Chase as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Chase through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Chase will be available free of charge on Chase’s internet website at https://chasecorp.com/investor-relations/ or by contacting Chase’s primary investor relation’s contact by email at investorrelations@chasecorp.com or by phone at 781-332-0700.

Participants in Solicitation

Chase, Parent, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Chase is set forth in its Annual Report on Form 10-K for the fiscal year ended August 31, 2022, which was filed with the SEC on November 10, 2022, its proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on December 22, 2022, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements about Chase’s ability to consummate the proposed transaction and the expected benefits of the proposed transaction, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the failure to obtain the required vote of Chase’s shareholders, (ii) the timing to consummate the proposed transaction, (iii) the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur,

(iv) the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, (v) the diversion of management time on transaction-related issues, (vi) risks related to disruption of management time from ongoing business operations due to the proposed transaction, (vii) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Chase, (viii) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Chase to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (ix) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee, (x) unexpected costs, charges or expenses resulting from the Merger, (xi) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (xii) worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and impact the Company’s profitability, (xiii) challenges encountered by the Company in the execution of restructuring programs, (xiv) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, raw material pricing and supply issues, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Chase’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Chase’s Annual Report on Form 10-K for the year ended August 31, 2022 and in the Company’s other filings with the SEC.

These forward-looking statements speak only as of the date of this communication, and Chase does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Chase Corporation, Formulations Parent Corporation and Formulations Merger Sub Corporation, dated as of July 21, 2023.*
3.1	Amendment to the Amended and Restated Bylaws of Chase Corporation.
10.1

Voting Agreement, dated as of July 21, 2023, by and among Formulations Parent Corporation, Peter R. Chase, Peter R. Chase Trust, Peter R. Chase Insurance Trust – GST Exempt Share, Peter R. Chase Insurance Trust – GST Non-Exempt Share, Chase 2015 Irrevocable Trust, Peter R. Chase 2022 Qualified Annuity Trust #1, Peter R. Chase 2022 Qualified Annuity Trust #2 and Peter R. Chase 2022 Qualified Annuity Trust #3.

10.2	Voting Agreement, dated as of July 21, 2023, by and among Adam Chase, Adam P. Chase Trust, Maria I. Chase Trust and Formulations Parent Corporation.
10.3	Voting Agreement, dated as of July 21, 2023, by and between Mary Claire Chase and Formulations Parent Corporation.
10.4	Voting Agreement, dated as of July 21, 2023, by and between Edward L. Chase Trust and Formulations Parent Corporation.
99.1	Joint Press Release, dated as of July 21, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: July 21, 2023	By:	/s/ Michael J. Bourque
Michael J. Bourque
Treasurer and Chief Financial Officer